VIACOM COMPLETES ACQUISITION OF AOL TIME WARNER'S
               50% INTEREST IN COMEDY CENTRAL

New York, NY, May 22, 2003 -- Viacom Inc. (NYSE: VIA and VIA.B) has completed the acquisition of AOL Time Warner's (NYSE: AOL) 50% interest in Comedy Central for a total of $1.225 billion in cash, the companies announced today. With the completion of the transaction, Comedy Central is wholly owned by Viacom and joins MTV Networks' lineup of basic cable channels. The agreement was announced on April 22.

Comedy Central, the only all-comedy network, reaches 82 million U.S. households with a schedule that includes an eclectic mix of original programming, stand-up comedy, sketch comedy and movies. Current hits on the network are:
"South Park," "The Daily Show with Jon Stewart,"
"Chappelle's Show," "The Man Show," "Insomniac with Dave
Attell" and "Tough Crowd with Colin Quinn." Also included in the transaction is comedycentral.com, which features original programs, schedule information, advanced technology, games, downloads and an online store.

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Contacts: VIACOM                        AOL Time Warner
	  -----------                   -----------------
          Susan Duffy                   Mia Carbonell
          Vice President,               Vice President
          Corporate Relations           Corporate Communications
          (212) 258-6347                (212) 484-6684